SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2009

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11929	51-0357525
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware 19901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Our common stock is traded on the New York Stock Exchange (“NYSE”). We are required to maintain market capitalization of more than $75,000,000 (measured over a 30 day trading period) or stockholders’ equity of more than $75,000,000 in order to remain in compliance with NYSE continued listing standards. NYSE notified us on February 17, 2009 that we are “below compliance” because as of February 13, 2009 our 30 trading-day average market capitalization was $61.9 million and our stockholder’s equity as of December 31, 2008 was $67,447,000. We have 45 days from receipt of the notice from the NYSE to submit a plan to them and demonstrate our ability to achieve compliance with continued listing standards within 18 months. We intend to submit such a plan. During this time our common stock will continue to be listed on the NYSE, subject to our compliance with other NYSE continued listing requirements. If we are not able to regain compliance with NYSE listing standards, our stock will be delisted from trading on the NYSE. This would result in the need to find another market on which our stock can be listed or cause our stock to cease trading on an active market, which could result in a reduction in the liquidity for our stock and a reduction in demand for our stock.

It is our expectation that stock market conditions will improve and that we will either be able to achieve compliance with NYSE continued listing standards or take the steps necessary to list our stock on another national securities exchange, such as NASDAQ or NYSE Alternext. However, there can be no assurance that we will be able to do so and our stock may ultimately trade on an over-the-counter market. Non-compliance with NYSE continued listing standards or delisting from the NYSE could negatively impact us, including, without limitation, our relationships with stockholders, businesses and lenders, our access to debt and equity financing, and our ability to attract and retain personnel by means of equity compensation. This, in turn, could materially and adversely affect our business, financial condition and results of operations. Securities traded in the over-the-counter market generally have significantly less liquidity than securities traded on a national securities exchange, through factors such as a reduction in the number of investors that will consider investing in the securities, the number of market makers in the securities, reduction in securities analyst and news media coverage and lower market prices than might otherwise be obtained.

We issued a press release today to disclose our receipt of the letter from the NYSE and a copy is attached to this Form 8-K as an exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

99.1	Press Release dated February 20, 2009, issued by Dover Motorsports, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: February 20, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 20, 2009, issued by Dover Motorsports, Inc.